Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (“Agreement”) is made and entered into as of July 26, 2016 (“Effective Date”), by and between Ascent Solar Technologies, Inc., a Delaware corporation (“Company”), and Global Ichiban Limited (“Purchaser”).
Recitals
A.    The parties desire that, upon the terms and subject to the conditions herein, Purchaser will purchase 536 shares of convertible, redeemable Series I Preferred Stock, convertible into shares of Common Stock; and
B.    The offer and sale of the Securities provided for herein are being made pursuant to exemption from registration under Section 4(2) of the Act as a transaction by an issuer not involving any public offering, and as a private placement of restricted securities pursuant to Rule 506 of Regulation D or Regulation S promulgated under the Act.
Agreement
In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:
I. Definitions. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1.
II.Purchase and Sale.
A. Purchase Amount. Subject to the terms and conditions herein and the satisfaction of the conditions to each Closing set forth below, Company hereby agrees to sell to Purchaser for the aggregate sum of $535,426.45 (“Purchase Amount”), and Purchaser hereby agrees to purchase from Company, an aggregate of 536 shares of Series I Preferred Stock (“Preferred Shares”) of Company.
B. Deliveries. The following documents will be fully executed and delivered on or before the initial Closing:

1.	This Agreement; and

2.	Certificate of Designations, in the form attached hereto as Exhibit 2, as filed with and accepted by the Secretary of State of the State of Delaware.
C. Conditions. Notwithstanding any other provision, as a condition precedent to each Closing (defined below), all of the following conditions must be satisfied:

1.
All documents, instruments and other writings required to be delivered by Company to Purchaser pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

2.
The Common Stock is listed for and currently trading on the Trading Market, Company is in compliance with all requirements to maintain listing on the Trading Market, and there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market (other than with respect to such notices and matters as have been publicly disclosed by the Company prior to the date of this Agreement);

3.	The representations and warranties of Company set forth in this Agreement are true and correct in all material respects as if made on such date;

4.	No material breach or default has occurred under any Transaction Document or any other agreement with Purchaser;

5.	Company has the number of duly authorized shares of Common Stock reserved for issuance as required pursuant to the terms of this Agreement; and

6.
There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company’s knowledge threatened, by any person other than Purchaser or any Affiliate of Purchaser, that seek to enjoin or prohibit the transactions contemplated by this Agreement.

D. Closing. Subject to the conditions and limitations set forth in this Agreement, at each of the Closings, Purchaser will purchase and make payment for the Preferred Shares by payment to Company (i) in cash by wire transfer of immediately available funds to an account designated by Company or (ii) delivery and surrender of existing outstanding indebtedness owed by the Company. At each of the Closings, Company will deliver a stock certificate representing the Preferred Shares to Purchaser against payment therefor. The initial Closing shall be on the date of this Agreement and, unless otherwise agreed, shall be for all of the Preferred Shares. By mutual agreement, the parties may provide for the purchase and sale of the Preferred Shares to occur in tranches in more than one Closing. Each subsequent Closing shall be subject to the satisfaction of all conditions set forth in Section II.C at or prior to each such Closing. The time and date of any Closing may be changed to such other date and time as may be agreed to by the parties.
III. Representations and Warranties.
A. Representations Regarding Transaction. Except as set forth in any current or future Public Reports, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing:

1.
Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.
Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company other than the filing of the Certificate of Designations. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law. Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

3.
No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Securities and the consummation by Company of the other transactions contemplated thereby do not and will not conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.
Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than the filing of the Certificate of Designations and required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

5.
Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Company has reserved and will continue to reserve from its duly authorized capital stock sufficient shares of its Preferred Shares and Common Stock for issuance pursuant to the Transaction Documents.

6.
No Integrated Offering. Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

B. Representations Regarding Company. Except as set forth in any current or future Public Reports, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Closing:

1.
Capitalization. The capitalization of Company is as described in Company’s most recently filed Public Report. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Securities.

2.
Subsidiaries. All of the direct and indirect subsidiaries of Company (if any) are set forth in the Public Reports. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.
Public Reports; Financial Statements. Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.
Material Changes. Except as specifically disclosed in the Public Reports, (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b)    Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.

5.
Compliance. Neither Company nor any Subsidiary (a) is in material default under or in material violation of(and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

6.
Regulatory Permits. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

7.
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Public Reports, Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

8.
Acknowledgments Regarding Purchaser. Company’s decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:

a.Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby;
b.Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section III.C below; and

c.Purchaser is not acting as a legal, financial, accounting or tax advisor to Company, or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby. Any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Purchaser’s purchase of the Securities.
C. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of each Closing as follows:

1.
Organization; Authority. Purchaser has the full right, power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser. Each Transaction Document, to which Purchaser is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.
Purchaser Status. At the time Purchaser was offered the Securities, Purchaser was, and at the Effective Date Purchaser is an “accredited investor” as defined in Rule 501(a) under the Act. If Purchaser is not a “U.S. Person” as defined by Regulation S of the Act, such Purchaser: (i) represents that Purchaser is not acquiring the Securities for the account or benefit of a U.S. Person; (ii) represents Purchaser was not in the United States at the time the offer to purchase the Securities was received; and (iii) acknowledges that the Securities are “restricted securities” within the meaning of the Act and will be issued to the Purchaser in accordance with Regulation S of the Act. Purchaser and Company agree that Company will refuse to register any transfer of the Securities, not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, pursuant to an available exemption from registration, or pursuant to this Agreement. If Purchaser is not a United States person (as defined by Section

7701(a)(30) of the U.S. Internal Revenue Code), Purchaser hereby represents that Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Securities or any use of this Agreement, including (aa) the legal requirements within its jurisdiction for the purchase of the Securities, (bb) any foreign exchange restrictions applicable to such purchase, (cc) any governmental or other consents that may need to be obtained, and (dd) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Purchaser represents that Purchaser's payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser's jurisdiction.

3.
Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.	Ownership. Purchaser is acquiring the Securities as principal for its own account. Purchaser is acquiring the Securities hereunder in the ordinary course of its business.
IV. Securities Provisions.
A. No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Purchaser or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information. On and after the Effective Date, neither Purchaser nor any Affiliate of Purchaser will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Purchaser will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Securities.
B. Reservation of Shares. Company shall maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents authorized shares of Common Stock in an amount sufficient to immediately issue all shares of Common Stock potentially issuable upon any conversion of the Preferred Shares.

C. Ownership Restrictions. Company and the Purchaser agree that, notwithstanding any other provision in this Agreement or the Certificate of Designations, at no time may the Preferred Shares be converted if the number of shares of Common Stock to be received by the Purchaser pursuant to such conversion, when aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by the Purchaser, would result in the Purchaser beneficially owning more than 9.9% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
V. General Provisions.
A. Notice. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be the address for such Person on file at the Company’s office or such other address as may be designated in writing hereafter, in the same manner, by such Person.
B. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
C. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent will not be unreasonably withheld. Purchaser may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person to whom Purchaser assigns or transfers any Securities, provided such transferee agrees to be bound by the provisions hereof with respect to the transferred Securities and Purchaser remains primarily responsible for the performance of its obligations under this Agreement.

D. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section IV.G.
E. Fees and Expenses. Each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.
F. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.
G. Replacement of Certificates. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.
H. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court, in each case sitting in Boulder or Denver County, Colorado.
I. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.
J. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof
K. Survival. The representations and warranties contained herein will survive each Closing and the delivery of the Shares until all Preferred Shares issued to Purchaser or any Affiliate have been converted or redeemed.

L. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in this Agreement and any Transaction Document refer to U.S. dollars.
M. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
N. Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.
Company:

ASCENT SOLAR TECHNOLOGIES, INC.

By:    /s/ Victor Lee
Name:    Victor Lee
Title:    Chief Executive Officer

[Signature Page to Securities Purchase Agreement]
US.107337968.04

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

Purchaser:

GLOBAL ICHIBAN LIMITED

By:    LT Asia Management Ltd
By:    /s/ Ashley Ong
Name:    Ashley Ong
Title:    Director

[Signature Page to Securities Purchase Agreement]
US.107337968.04

Exhibit 1
Glossary of Defined Terms
“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.
“Agreement” means this Securities Purchase Agreement.
“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit 2.
“Closing” has the meaning set forth in Section II.D.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Shares” includes the Shares of Common Stock issuable upon conversion of the Preferred Shares.
“Common Stock” means the common stock, par value $0.0001 per share, of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.
“Company” has the meaning set forth in the first paragraph of the Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
“Effective Date” has the meaning set forth in the first paragraph of the Agreement.
“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, or (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, or (c) a Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

Exhibit 1-1

“Material Permits” has the meaning set forth in Section III.B.6.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.
“Preferred Shares” means shares of Series I Preferred Stock, par value $0.0001 per share, of Company provided for in the Certificate of Designations, to be issued to Purchaser pursuant to this Agreement.
“Public Reports” includes all reports required to be filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date and thereafter.
“Purchase Amount” has the meaning set forth in Section II.A.1.
“Purchaser” has the meaning set forth in the first paragraph of the Agreement.
“Securities” means the Preferred Shares and the Common Shares.
“Shares” include the Preferred Shares and the Common Shares.
“Subsidiary” means any Person Company owns or controls, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).
“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.
“Trading Market” means the OTC Markets, NASDAQ Stock Market, NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.
“Transaction Documents” means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

Exhibit 1-2

Exhibit 2
Form of Certificate of Designations
ASCENT SOLAR TECHNOLOGIES, INC.
CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES I PREFERRED STOCK
Ascent Solar Technologies, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
The following resolutions were duly adopted by the Board of Directors at a special meeting of the Board of Directors held on July 26, 2016 and in accordance with the Corporation’s Certificate of Incorporation and with the provisions of Section 151 of the Delaware General Corporation Law, which resolutions remain in full force and effect on the date hereof:
WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 25,000,000 shares, $0.0001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;
WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series and the designation thereof, of any of them;
WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series I Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series I Preferred Stock, which will consist of 1,000 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:
I. Terms of Preferred Stock.
A. Designation, Amount and Par Value. The series of Preferred Stock will be designated as the Corporation’s Series I Preferred Stock (the “Series I Preferred Stock”) and the number of shares so designated will be 1,000, which will not be subject to increase without any consent of the holders of the Series I Preferred Stock (each a “Holder” and collectively, the

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“Holders”) that may be required by applicable law. Each share of Series I Preferred Stock will have a par value of $0.0001 per share.
B. Ranking and Voting.

1.
Ranking. The Series I Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and pari passu in right of liquidation with the Corporation’s common stock, par value $0.0001 per share (“Common Stock”); and (b) junior to all existing and future indebtedness of the Corporation.

2.
Voting. Except as required by applicable law or as set forth herein, the holders of shares of Series I Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

C. Dividends. Holders shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the Original Issue Price per share) of 10% per annum in accordance with the terms of this Certificate of Designation. Dividends shall be payable (x) by way of inclusion in the conversion amount on each conversion date or (y) upon any redemption. So long as any shares of Series I Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock, unless the amount of any accumulated dividends are first paid to the holders of Series I Preferred Stock.
D. Protective Provisions.

1.
So long as any shares of Series I Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of the Series I Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series I Preferred Stock or alter or amend this Certificate of Designations, (ii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iii) increase the authorized number of shares of Series I Preferred Stock, or (iv) enter into any agreement with respect to the foregoing.

2.
A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital

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stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

3.
The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section I.D.2 unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E.

E. Liquidation

1.
Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, pari passu with any distribution or payment made to the holders of Common Stock by reason of their ownership thereof, the Holders of Series I Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series I Preferred Stock equal to (without duplication): (a) the Original Issue Price, plus (b) any accrued but unpaid dividends thereon. If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series I Preferred Stock are not paid in full, the holders of shares of Series I Preferred Stock will share equally and ratably with the holders of shares of Common Stock in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid dividends, if any, to which each such holder is entitled.

2.
If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably

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in proportion to the full amounts to which they would otherwise be respectively entitled.
F. Redemption.

1.
Mandatory Redemption by the Corporation . The Corporation shall redeem all outstanding shares of Series I Preferred Stock on the first anniversary of the date of the issuance of any shares of Series I Preferred Stock (each respectively an “Issuance Date”) at a price per share (the “Redemption Price”) equal to the sum of the following (without duplication): (a) the Original Issue Price, plus (b) any accrued but unpaid dividends.

2.
Mechanics of Redemption. The Corporation will deliver written notice of redemption via facsimile and overnight courier (“Notice of Redemption”) to each Holder, which Notice of Redemption will indicate (a) the number of shares of Series I Preferred Stock being redeemed and (b) the applicable Redemption Price.

3.
Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption, such Holder will promptly submit to the Corporation such Holder’s Series I Preferred Stock certificates. Upon receipt of such Holder’s Series I Preferred Stock certificates, the Corporation will pay the Redemption Price to such Holder in cash.

G. Conversion.

1.	Mechanics of Conversion.
a.Subject to the terms and conditions hereof, one or more of the Series I Preferred Stock may be converted into shares of Common Stock, at any time or times after the Issuance Date, at the option of Holder, by (i) delivery of a written notice to the Corporation (the “Holder Conversion Notice”), of the Holder’s election to convert the Series I Preferred Stock.
b.No fractional shares of Common Stock are to be issued upon conversion of Series I Preferred Stock, but rather the Corporation shall issue to Holder scrip or warrants in registered form (certificated or uncertificated) which shall entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.
c.The Holder shall not be required to deliver the original certificates for the Series I Preferred Stock in order to effect a conversion hereunder.

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d.The Corporation shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares to Holder.

2.
Holder Conversion. In the event of a conversion of any Series I Preferred Stock pursuant to a Holder Conversion Notice, the Corporation shall issue to the Holder of such Series I Preferred Stock a number of Conversion Shares equal to (a) the Original Issue Price plus accrued and unpaid dividends thereon, multiplied by (b) the number of such Series I Preferred Stock subject to the Holder Conversion Notice divided by (c) the Conversion Price with respect to such Series I Preferred Stock.

3.
Stock Splits. If the Corporation at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately adjusted and the number of Conversion Shares will be proportionately increased. If the Corporation at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately adjusted and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.
Rights. In addition to any adjustments pursuant to Section I.G.3, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5.	Definitions. For purposes of this Section I, the following terms shall have the following meanings:

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a.“Conversion Price” means a price per share of Common Stock equal to $0.03 per share of Common Stock, subject to adjustment as otherwise provided herein.
b.“Conversion Shares” means shares of Common Stock issuable upon conversion of Series I Preferred Stock.
c. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
d.“Original Issue Price” means $1,000.00 per share of Series I Preferred Stock.
e.“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.
f.“Trading Market” means the OTC Markets, NASDAQ Stock Market, NYSE Amex, or New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

6.	Limitations.
a.Notwithstanding any other provision in this Agreement or the Certificate of Designations, at no time may the Series I Preferred Stock be converted if the number of shares of Common Stock to be received by the Holder pursuant to such conversion, when aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by the Holder, would result in the Holder beneficially owning more than the lesser of (x) 9.9% or (y) such lesser percentage as may be stated in a Holder’s securities purchase agreement for the initial purchase of shares s Series I Preferred Stock, of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. A Holder, upon not less than 61 days’ prior notice to the Corporation, may increase or decrease the then applicable beneficial ownership limitation provisions of this Section 6 applicable to its Series I Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion or redemption of

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this Series I Preferred Stock held by the Holder and the provisions of this Section 6 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder.
H. Register. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series I Preferred Stock. Upon the surrender of any certificate representing Series I Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.
II. Miscellaneous.
A. Notices. Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section II.A prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.
B. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series I Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of

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like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
C. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.
RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series I Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.
[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Certificate this 26th day of July, 2016.
ASCENT SOLAR TECHNOLOGIES, INC.

Signed:     /s/Victor Lee
Name:    Victor Lee
Title:    Chief Executive Officer

[Signature Page to Certificate of Designations]
US.107337968.04